Ex H-3
Exelon General Services Agreement




                           GENERAL SERVICES AGREEMENT
                                     BETWEEN
                           _________ SERVICES COMPANY
                                       AND
 EXELON CORPORATION, COMMONWEALTH EDISON COMPANY AND ITS SUBSIDIARIES, UNICOM ENTERPRISES AND ITS SUBSIDIARIES, UNICOM RESOURCES AND ITS SUBSIDIARIES, PECO ENERGY COMPANY AND ITS SUBSIDIARIES, AND [A GENERATION COMPANY TO BE NAMED AT A
                                   LATER DATE]

         THIS AGREEMENT, made and entered into this __ day of _________, 2000, by and between the following Parties: _________ SERVICES COMPANY (hereinafter sometimes referred to as "Service Company"), a ________ corporation; EXELON CORPORATION, a Pennsylvania corporation; COMMONWEALTH EDISON COMPANY and its subsidiaries, UNICOM ENTERPRISES and its subsidiaries, UNICOM RESOURCES and its subsidiaries, PECO ENERGY COMPANY and its subsidiaries, and [A GENERATION COMPANY TO BE NAMED AT A LATER DATE], (hereinafter sometimes referred to collectively as "Client Companies");

         WITNESSETH:

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         WHEREAS,  Client  Companies,  including EXELON  CORPORATION,  which has filed for registration under the terms of the Public Utility Holding Company Act of 1935 (the "Act") and its other subsidiaries, desire to enter into this agreement providing for the performance by Service Company for the Client Companies of certain services as more particularly set forth herein;

         WHEREAS, Service Company is organized, staffed and equipped and has filed with the Securities and Exchange Commission ("the SEC") to be a subsidiary service company under Section 13 of the Act to render to EXELON CORPORATION, and other subsidiaries of EXELON CORPORATION, certain services as herein provided; and

         WHEREAS, to maximize efficiency, and to achieve merger related savings, the Client Companies desire to avail themselves of the advisory, professional, technical and other services of persons employed or to be retained by Service Company, and to compensate Service Company appropriately for such services;

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements set forth herein, the Parties agree as follows:

Section 1. Agreement to Provide Services

         Service Company agrees to provide to Client Companies and their subsidiaries, if any, upon the terms and conditions set forth herein, the services hereinafter referred to and described in Section 2, at such times, for such period and in such manner as Client Companies may from time to time request. Service Company will keep itself and its personnel available and competent to provide to Client Companies such services so long as it is authorized to do so by the appropriate federal and state regulatory agencies. In providing such services, Service Company may arrange, where it deems

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appropriate, for the services of such experts,  consultants,  advisers and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

Section 2.  Services to be Provided

         The services expected to be provided by Service Company hereunder may, upon request by a Client Company, include the services as set out in Schedule 2, attached hereto and made a part hereof. In addition to those identified in
Schedule 2, Service Company shall provide such additional general or special services, whether or not now contemplated, as Client Companies may request from time to time and Service Company determines it is able to provide.

         Notwithstanding the foregoing paragraph, no change in the organization of the Service Company, the type and character of the companies to be serviced, the factors for allocating costs to associate companies, or in the broad general categories of services to be rendered subject to Section 13 of the Act, or any rule, regulation or order thereunder, shall be made unless and until the Service Company shall first have given the SEC written notice of the proposed change not less than 60 days prior to the proposed effectiveness of any such change. If, upon the receipt of any such notice, the SEC shall notify the Service Company within the 60-day period that a question exists as to whether the proposed change is consistent with the provisions of Section 13 of the Act, or of any rule, regulation or order thereunder, then the proposed change shall not become effective unless and until the Service Company shall have filed with the SEC an appropriate declaration regarding such proposed change and the SEC shall have permitted such declaration to become effective.

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Section 3.  New Subsidiaries

         New direct or indirect subsidiaries of EXELON CORPORATION, which may come into existence after the effective date of this Service Agreement, may become additional client companies of Service Company and subject to this General Services Agreement with Service Company. The parties hereto shall make such changes in the scope and character of the services to be provided and the method of assigning, distributing or allocating costs of such services as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Service Company costs among associate companies including the new subsidiaries.

Section 4.  Compensation of Service Company

         As compensation for the services to be rendered hereunder, Client Companies listed in Attachment A hereto, as amended from time to time, shall pay to Service Company all costs which reasonably can be identified and related to particular services provided by Service Company for or on Client Company"s behalf (except as may otherwise be permitted by the SEC). Client Companies listed in Attachment B hereto, as amended from time to time, shall pay to Service Company charges for services that are to be no less than cost (except as may otherwise be permitted by the SEC), insofar as costs can reasonably be identified and related by Service Company to its performance of particular services for or on behalf of Client Company.

         The factors for assigning or allocating Service Company costs to Client Company, as well as to other associate companies, are set forth in Schedules 1 and 2 attached hereto. Attachments A and B and Schedules 1 and 2 are each expressly incorporated herein and made a part hereof.

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Section 5.  Securities and Exchange Commission Rules

         It is the intent of the Parties that the determination of the costs as used in this Agreement shall be consistent with, and in compliance with, the rules and regulations of the SEC, as they now read or hereafter may be modified by the Commission.

Section 6.  Service Requests

         The services described herein or contemplated to be provided hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis.

Section 7.  Payment

         Payment shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the companies involved. Invoices shall be prepared on a monthly basis for services provided hereunder.

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Section 8.  EXELON CORPORATION

         Except as authorized by rule, regulation, or order of the SEC, nothing in this Agreement shall be read to permit EXELON CORPORATION, or any person employed by or acting for EXELON CORPORATION, to provide services for other Parties, or any companies associated with said Parties.



Section 9.  Effective Date and Termination

         This Agreement is executed subject to the consent and approval of all applicable regulatory agencies, and if so approved in its entirety, shall become effective as of the date the merger between PECO ENERGY COMPANY and UNICOM CORPORATION is consummated, and shall remain in effect from said date unless terminated by mutual agreement or by any Party giving at least 60 days" written notice to the other Parties prior to the beginning of any calendar year, each Party fully reserving the right to so terminate this Agreement.

         This Agreement may also be terminated or modified to the extent that performance may conflict with any rule, regulation or order of the SEC adopted before or after the making of this Agreement.

Section 10.  Access to Records

         For the seven years following a transaction under this Agreement, the Client Company may request access to and inspect the accounts and records of the Service Company, provided that the scope of access and inspection is limited to accounts and records that are related to such transaction.

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Section 11.  Assignment

         This Agreement and the rights hereunder may not be assigned without the mutual written consent of all Parties hereto.



IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their authorized officers as of the day and year first above written.

                  ______________ SERVICES COMPANY
                           By ______________________________
                           Title ___________________________
ATTEST:
By ______________________
Title ___________________

                                   EXELON CORPORATION
                           By ______________________________
                           Title ___________________________

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ATTEST:
By ______________________
Title ___________________

         [INSERT NAMES OF AND SIGNATURE BLOCKS FOR COMMONWEALTH EDISON COMPANY AND ITS SUBSIDIARIES, UNICOM ENTERPRISES AND ITS SUBSIDIARIES, UNICOM RESOURCES AND ITS SUBSIDIARIES, PECO ENERGY COMPANY AND ITS SUBSIDIARIES, AND A GENERATION COMPANY TO BE NAMED AT A LATER DATE]

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                          Service Agreement Schedule 1

Allocation Ratios:

General:
         Direct charges shall be made so far as costs can be identified and related to the particular transactions involved without excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock, shall be fairly and equitably allocated using the ratios set forth below.

Revenue Related Ratios:
         Revenues_
         Sales - Units sold and/or transported
         Number of Customers

Expenditure Related Ratios:
         Total Expenditures
         Operations and Maintenance Expenditures
         Construction Expenditures

Labor/Payroll Related Ratios:
         Labor / Payroll
         Number of Employees

Units Related Ratios:
         Usage    (for example: CPU's, square feet , number of vendor
                   invoice payments)
         Consumption (for example: tons of coal, gallons of oil, MMBTU's) Capacity (for example: nameplate generating capacity, peak load, gas throughput)
         Other units related

Assets Related Ratios:
         Total Assets
         Current Assets
         Gross Plant

Composite Ratios:_
         Total Average Assets and 12 months ended Gross Payroll
         Other composite ratios
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                          Service Agreement Schedule 2

Services Including But Not Limited To:

General:
         Direct charges shall be made so far as costs can be identified and related to the particular transactions involved without excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock, shall be fairly and equitably allocated using the ratios set forth in Schedule 1.


Administrative & management services including but not limited to:
     accounting
          bookkeeping
          billing
          accounts receivable
          accounts payable
          financial reporting
     audit
     executive
     finance
     insurance
     information systems services
     investment advisory services
     legal
     library
     record keeping
     secretarial & other general office support
          real estate management
     security holder services
     tax
     treasury
     other administration & management services

Expected allocation ratios: Revenue Related, Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Personnel services including but not limited to:
     recruiting
     training & evaluation services

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     payroll processing
     employee benefits administration & processing labor negotiations & management other personnel services

Expected allocation ratios: Labor/Payroll Related, Units Related, Composite


Purchasing services including but not limited to:
     preparation & analysis of product specifications requests for proposals & similar solicitations vendor & vendor-product evaluations purchase order processing receipt, handling, warehousing and disbursement of purchased items contract negotiation & administration inventory management
     & disbursement
     other purchasing services


Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

Facilities management services including but not limited to:
     office space
     warehouse & storage space

     transportation facilities (including dock & port, rail sidings and truck facilities) repair facilities manufacturing &  production facilities
     fixtures, office furniture & equipment

Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Composite

Computer services including but not limited to:
     computer equipment & networks
     peripheral devices
     storage media
     software

Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

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Communications services including but not limited to:
     communications equipment
     audio & video equipment
     radio equipment
     telecommunications equipment & networks
     transmission & switching capability

Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite


Machinery management services including but not limited to:
     equipment
     tools
     parts & supplies

Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Composite

Vehicle management services including but not limited to:
     automobiles
     trucks
     vans_____
     trailers
     railcars
     marine vessels
     aircraft
     transport equipment
     material handling equipment
     construction equipment

Expected allocation ratios: Expenditure Related, Labor/Payroll Related, Units Related, Composite

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Operational services including but not limited to:
     drafting & technical specification, development & evaluation consulting engineering environmental nuclear construction design resource planning economic & strategic analysis research testing training customer solicitation support & other marketing related services public & governmental relations other operational services

Expected allocation ratios: Revenue Related, Expenditure Related, Labor/Payroll Related, Units Related, Assets Related, Composite

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